SECURITIES AND EXCHANGE COMMISSION

                         Washington, DC  20549




                               FORM 8-K




                            CURRENT REPORT




                Pursuant to Section 13 or 15(d) of the

                    Securities Exchange Act of 1934




                             June 15, 1995




                            IMC GLOBAL INC.
          (Exact name of registrant as specified in charter)



   Delaware                      1-9759                 36-3492467
(State or other jurisdiction    (Commission          (IRS Employer
    of incorporation)           File Number)     Identification No.)

   2100 Sanders Road, Northbrook, IL                           60062
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code     (708) 272-9200
















Item 5.  Other Events

    The following is the text of a press release electing a corporate officer and extending the CEO's term.

    NORTHBROOK, IL., June 15, 1995--IMC Global Inc. (NYSE symbol:
IGL) announced today that Brian S. Turner, 43, Vice President, North American Sales, has been elected an officer of IMC Global Inc., effective immediately.

    Turner earned a Bachelor of Science degree in Agronomy from the University of Georgia in 1976. He joined IMC in 1977 as a Sales
Representative and has held positions of increasing responsibility in the sales area since that time.

    The Company also announced that its contract with Wendell Bueche to serve as Chief Executive Officer has been extended through June 30, 1996, and as Chairman from July 1, 1996 through June 30, 1997. Bueche has also committed to render consulting services upon his retirement for the period July 2, 1997 through June 30, 1999.

    IMC Global is one of the world's leading producers of crop nutrients for agriculture. It mines and processes potash in the United States and Canada; and is a joint-venture partner in IMC-Agrico Company, the nation's largest producer, marketer and distributor of phosphate crop nutrients. The Company also produces sulphur and oil through other joint-venture operations.








































                           SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                  IMC GLOBAL INC.



                                  By
                                     ___________________________
                                     Marschall I. Smith
                                     Senior Vice President, Secretary
                                     and General Counsel


June 16, 1995